EXHIBIT 10.2
SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is made as of 16 February 2022 (the “Agreement Date”) between Valley National Bank (“Employer”) and Robert Bardusch (“Employee”).

WHEREAS, Employee is employed by Employer as an employee at-will; and

WHEREAS, Employer desires to provide Employee with certain payments to assist with the transition from Employee’s employment with Employer in exchange for Employee’s agreement to enter into this Agreement, which contains a waiver of rights and a general release of all claims; and

WHEREAS, as a condition precedent to receiving the benefits described herein, Employee agrees to execute and fully comply with the terms of this Agreement; and

WHEREAS, Employee and Employer agree that the terms set forth in this Agreement constitute adequate consideration for entry into this Agreement, the receipt and sufficiency of which are hereby acknowledged.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Employer and Employee, intending to be legally bound hereby, agree as follows:

PART I – SEPARATION DATE AND PAYMENTS AND BENEFITS

1.Employee acknowledges receiving this Agreement on the Agreement Date as notice from Employer that (a) Employee’s service as an officer or director of Employer and all of its affiliates shall terminate effective as of the Agreement Date and (b) Employee’s employment with Employer shall terminate effective as of 1 April 2022 (the “Separation Date”). Effective as of the Agreement Date, Employee hereby resigns from all officer and director positions that Employee holds with Employer and its affiliates, and while such resignations are intended to be self-effectuating, Employee shall execute any and all documentation necessary to implement such resignations.

2.From the Agreement Date until the Separation Date, Employee shall serve as a non-executive employee of Employer providing transition services (the “Transition Period”). In consideration for Employee’s services during the Transition Period, until the Separation Date, Employee shall continue to receive Employee’s base salary at the rate in effect on the Agreement Date and remain eligible to vest in the equity awards Employee holds as of the Agreement Date; provided, however, from and following the Agreement Date, Employee shall not be granted any additional equity awards and, except as expressly provided in Part I Section 3, Employee shall not be entitled to any additional non-equity incentive payments. In addition, Employer shall continue Employee’s health and dental benefits until the last day of the month of the Separation Date, with cost sharing on the same basis as other employees of Employer. Thereafter, Employee may continue health and dental benefits at Employee’s own expense in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). A letter will be sent by the COBRA Administrator to Employee explaining the terms and options for continuation of health insurance coverage once termination of coverage occurs.

3.The total gross sum of $261,250 in respect of, and in full satisfaction of, Employee’s 2021 annual cash bonus calculated at one hundred percent (100%) of target shall be paid in a lump sum at the time that annual cash bonuses are paid to active employees of Employer in the first fiscal quarter of 2022 (but in any case, no later than 15 March 2022). All applicable

EXHIBIT 10.2
withholding, authorized deductions and other taxes and legal requirements shall be deducted at the time of such payment.

4.Employee’s accrued but unused vacation time as of the Separation Date shall be paid to Employee in a lump sum (less applicable withholding and other taxes) on the next payroll scheduled after the Separation Date. All applicable withholding, authorized deductions and other taxes and legal requirements shall be deducted at the time of such payment.

5.Employee’s participation in Employer’s Deferred Compensation Plan shall cease as of the Separation Date and Employee’s vested and accrued benefits thereunder shall be paid accordance with the terms of such plan.

6.Employee’s participation in Employer’s 401(k) Plan shall cease as of the Separation Date and Employee’s vested and accrued benefits thereunder shall be paid accordance with the terms of such plan.

7.Employee’s life, short-term and long-term disability insurances shall cease as of the Separation Date.

8.Any compensation or benefits provided to Employee during employment that are not specifically provided for in this Agreement shall terminate effective as of the Separation Date, and Employee shall not be entitled to any compensation or benefits not expressly set forth herein.

9.Provided that Employee remains continuously and satisfactorily employed (including providing transitional assistance to Employer) through the Transition Period and Employee agrees to and accepts the terms of and executes this Agreement and does not timely revoke such acceptance, and subject to Employee’s execution and non-revocation of the additional release of claims substantially in the form attached hereto as Exhibit A (the “Additional Release”) on or within the period following the Separation Date specified in the Additional Release (the “Conditions”), then, in consideration of and subject to the terms of this Agreement and in full satisfaction of all final payments due to Employee, Employer agrees to pay or provide to Employee the discretionary separation pay and benefits set forth in this Part I, Section 9 (the “Severance Benefits”). Employee acknowledges and agrees that the Severance Benefits exceed any sums or benefits to which Employee would otherwise be entitled under any applicable policy, plan and/or procedure of Employer or any previous agreement or understanding between Employee and Employer. The Severance Benefits shall be in full satisfaction of the obligations of Employer and its affiliates to Employee under this Agreement and/or any other plan, agreement, policy or arrangement of Employer and its affiliates upon Employee’s termination of employment, and in no event shall Employee be entitled to severance pay or benefits beyond the Severance Benefits.

(a)Severance. The total gross sum of $950,000, representing one hundred and four (104) weeks of Employee’s base salary as severance granted not pursuant to a severance plan but at the discretion of Employer solely subject to the Conditions. Such payment shall be made in bi-weekly installments during the two years following the Separation Date, subject to Employee’s continued compliance with the covenants set forth in Part II of this Agreement; provided, however, that any installments that otherwise would be payable prior to the date that the Additional Release becomes effective and irrevocable shall be accrued and paid on the first payroll date after which the Additional Release becomes effective and irrevocable. All applicable withholding, authorized deductions and other taxes and legal requirements shall continue to be deducted at the time of each installment.

EXHIBIT 10.2
(b)Outstanding Equity Awards. Employee agrees that Exhibit B hereto contains a complete and accurate record of all of Employee’s eligible and outstanding equity and equity-based awards, and that Employee is not eligible to receive any additional equity grants from Employer or Valley National Bancorp. Notwithstanding each applicable award agreement, the parties agree that the vesting of eligible and outstanding equity and equity-based awards shall be as indicated on Exhibit B. For purposes of clarity, in accordance with the applicable award agreement, the 16,636 target shares granted under the 2020 award VLY16PSUM2 with a grant date of 11 February 2020 are forfeited as of the Separation Date, and Employee is not eligible for any special performance payout thereunder. All applicable withholding, authorized deductions and other taxes and legal requirements shall be withheld at the time of each vesting.

(c)Insurance Premiums Supplement. A supplemental payment equivalent to twenty-four (24) months of Employer’s contribution towards health and dental insurance premiums for Employee’s coverage in place as of the Agreement Date, to be paid in a lump sum (less applicable withholding and other taxes) with the next payroll scheduled no less than eight (8) days after Employee meets the Conditions.

(d)Special Discretionary Payment. A supplemental payment of thirty-seven thousand dollars ($37,000), to be paid in a lump sum (less applicable withholding and other taxes) with the next payroll scheduled no less than eight (8) days after Employee meets the Conditions.

10.If Employee chooses not to sign this Agreement or the Additional Release, or if Employee timely revokes a valid execution of this Agreement or the Additional Release, then Employee shall not be entitled to the Severance Benefits.

PART II – COVENANTS

1.Employee agrees that all customers and accounts of Employer and its affiliates, including those originated or covered by Employee during Employee’s employment, are Employer’s customers. As such, all Confidential Information (as defined below) relating to such customers and/or accounts is proprietary business information belonging to Employer and its affiliates. Through the Separation Date and for the two (2)-year period thereafter (the “Restriction Period”), Employee agrees that Employee will not directly or indirectly solicit, divert, take away interfere with or otherwise deal in any way with customers, personnel, distributors or agents of Employer or its affiliates who are known to Employee as of the Agreement Date, including customers or accounts originated or covered by Employee during Employee’s employment. Employee represents that Employee does not have in Employee’s possession or control any Confidential Information or any materials, books, files, reports, records, correspondence, other documents or intangible property (or copies thereof in any form or medium) used or prepared by, or provided or made available to, Employee during the course of Employee’s employment by Employer. In the event that Employee has not returned any of the foregoing to Employer as of the Separation Date, Employee shall do so no later than three (3) business days after the Separation Date, or earlier as requested by Employer.

2.Employee acknowledges that during the course of Employees employment with Employer, Employee had access to certain confidential and proprietary information, including but not limited to customer and employee lists, marketing plans, financial information, personnel information such as birth dates, social security numbers, bank account information, health information, and dependent information, policies and procedures, applications, applicant lists, tax data, and information concerning law suits or potential law suits (collectively,

EXHIBIT 10.2
“Confidential Information”). Employee agrees to keep confidential and not to divulge any such Confidential Information to any other employee of Employer or its affiliates or to anyone outside of Employer, without the written consent of the Chief Executive Officer of Employer. Nothing in this Part II, Section 2 shall prohibit Employee from responding truthfully to a court or administrative agency order or as may be required in response to a governmental agency investigation. In the event that Employee receives legal process seeking disclosure of Confidential Information, Employee agrees to notify Employer of any such proceedings within five (5) business days of being noticed of such proceeding and refrain from disclosing any information in response to such process (if lawful to do so) until Employer has had an opportunity to contest such process or notifies Employee that it will not contest such process. Notice by Employee shall be given to Employer’s General Counsel, 1455 Valley Road, Wayne, New Jersey 07470 by either hand delivery or overnight delivery.

3.Employee understands that it shall not be a violation of this Agreement for Employee to make a disclosure of trade secrets in the following cases:

(a)where disclosure is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law;

(b)where disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or

(c)where disclosure is made to Employee’s attorney who is representing Employee in a claim that Employer retaliated against Employee for reporting a suspected violation of law. Employee or Employee’s attorney may use the trade secret information in the court proceeding without violating this Agreement, only if any document containing the trade secret is filed under seal and Employee or Employee’s attorney does not disclose the trade secret, except pursuant to court order.

Notwithstanding any provisions of this Agreement (or any other agreement with or policy of Employer), nothing in this Agreement (or any other agreement with or policy of Employer) is intended to or shall prohibit Employee from initiating a claim or engaging in communications with, responding to any inquiry from, or otherwise providing information or documents to any federal or state regulatory or enforcement agency or authority regarding possible violations of federal or state laws or regulations, and in particular shall not prohibit claims or activities referenced under the whistleblower provisions of federal or state laws or regulations.

In addition, Employer hereby informs Employee that, notwithstanding any provision of this Agreement to the contrary, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (y) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

4.As a continuing condition of receiving the payments and benefits described above, and for other good and valuable consideration, the receipt and sufficiency of which Employee hereby

EXHIBIT 10.2
acknowledges, after the Separation Date, Employee shall remain available to and shall cooperate with Employer with respect to any aspect of litigation, arbitration, investigation, audit, governmental proceedings or any other proceedings involving Employer in respect of periods during which Employee was employed by Employer or concerning matters in which Employee was involved, or of which Employee had knowledge, during such periods. Employee agrees to promptly inform Employer if Employee becomes aware of any lawsuits, arbitrations, administrative actions, claims or investigations involving such matters that may be filed against the Releasees (as defined below), or any of them. Employer agrees to reimburse Employee for reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. If Employer requests Employee’s cooperation for more than five (5) hours in a calendar week, then Employer will compensate Employee for the excess time requested at the rate of $230 per hour (not including travel time). For purposes of clarity, such cooperation and notice obligations of Employee include but are not limited to any and all proceedings in the matter entitled AvalonBay Communities, Inc. v. Valley National Bank in the United States District Court for the District of New Jersey, and any successor or additional action related to the underlying assets and/or transactions.

5.Employee acknowledges that a violation by Employee of any of the covenants contained in this Part II would cause irreparable damage to Employer and its affiliates in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, Employee agrees that, notwithstanding any provision of this Agreement to the contrary, in addition to any other damages Employer is able to show, in the event of any violation by Employee of any of the covenants contained in this Part II, Employer and its affiliates shall be entitled (without the necessity of showing economic loss or other actual damage), in addition to any other legal or equitable remedies it may have, to (a) cease payment of the Severance Benefits to the extent not previously paid or provided, (b) the prompt return by Employee of any portion of the Severance Benefits previously paid or provided and (c) injunctive relief (including temporary restraining orders, preliminary injunctions and permanent injunctions), without posting a bond, in any court of competent jurisdiction. The preceding sentence shall not be construed as a waiver of the rights that Employer and its affiliates may have for damages under this Agreement or otherwise, and all such rights shall be unrestricted. The Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period during which Employee is in violation of the provisions of Part II, Section 1. In the event that a court of competent jurisdiction determines that any provision of this Part II is invalid or more restrictive than permitted under the governing law of such jurisdiction, then, only as to enforcement of this Part II within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

6.Employee acknowledges that Employer and its affiliates have expended and will continue to expend substantial amounts of time, money and effort to develop business strategies, employee, customer and other relationships and goodwill to build an effective organization. Employee acknowledges that Employer and its affiliates have a legitimate business interest in and right to protect its Confidential Information, goodwill and employee, customer and other relationships, and that Employer and its affiliates would be seriously damaged by the disclosure of Confidential Information and the loss or deterioration of its employee, customer and other relationships. Employee further acknowledges that Employer and its affiliates are entitled to protect and preserve the going concern value of Employer and its affiliates to the extent permitted by law. In light of the foregoing acknowledgments, Employee agrees that the covenants contained in this Agreement are reasonable and properly required for the adequate protection of the businesses and goodwill of Employer and its affiliates. Employee further acknowledges that, although Employee’s compliance with the covenants contained in this Agreement may prevent Employee from earning a livelihood in a business similar to the business of Employer and its affiliates, Employee’s experience and capabilities are such that

EXHIBIT 10.2
Employee has other opportunities to earn a livelihood and adequate means of support for Employee and Employee’s dependents. Accordingly, Employee agrees not to challenge or contest the reasonableness, validity or enforceability of any limitations on and obligations of Employee contained in this Agreement.

PART III – GENERAL RELEASE

1.As a condition of Employer’s willingness to enter into this Agreement and in consideration of the payments and benefits described above, and for other good and valuable consideration, the receipt and sufficiency of which Employee hereby acknowledges, Employee acknowledges full and complete satisfaction and irrevocably and unconditionally releases, remits, acquits and discharges Employer, its past and present parents, subsidiaries, affiliates, divisions, and their past and present agents, officers, directors, employees, attorneys, fiduciaries, shareholders, partners and each of its or their successors and assigns as well as any and all employee benefit plans maintained by them and the benefit plan administrators, committees, trustees and fiduciaries thereof (hereinafter referred to as “Releasees”) jointly, individually, and in their representative capacities from any and all claims, known or unknown, civil or criminal, vested or contingent, that Employee and Employee’s heirs, administrators, representatives, executors, successors or assigns have or may claim to have against Releasees through the date on which Employee signs this Agreement, and from any and all liability that Releasees have or may have to them, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, to the date of this Agreement, including but not limited to any claims under any severance plans maintained by Employer, any claims of harassment (other than sexual harassment) or discrimination (for example, on the basis of age, sex, race, handicap, disability, or national origin) under any federal, state or local law, rule or regulation, including but not limited to: the Americans with Disabilities Act, as amended; COBRA; the Employee Retirement Income Security Act of 1974, as amended; the Age Discrimination in Employment Act, as amended; the Older Workers Benefit Protection Act; the Reconstruction Era Civil Rights Act, as amended; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Equal Pay Act; the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964; the Sarbanes-Oxley Act of 2002; the Workers’ Adjustment and Retraining Notification Act; the Occupational Safety and Health Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act; Whistleblower Protection Statutes, 10 U.S.C. §2409, 12 U.S.C. §1831j, 31 U.S.C. §5328, 41 U.S.C. §265; the Uniformed Services Employment and Reemployment Rights Act; the New Jersey Conscientious Employee Protection Act, NJ Stat Rev 34:19-1, et seq.; the New Jersey Workers Compensation Act, NJ Stat Rev 34:15-1, et seq.; the New Jersey Law Against Discrimination; the New Jersey Security and Financial Empowerment Act; the New Jersey Equal Pay Act; the New Jersey Wage and Hour Acts; the New Jersey Family Leave Act; New Jersey Sick Leave Act; the New Jersey Workers’ Compensation Act; the New Jersey Millville Dallas Airmotive Plant Loss Notification Act; any municipal sick leave laws; and waivable rights under the New Jersey Constitution, and/or any other federal, state or local statutes, laws, rules and regulations pertaining to employment, as well as any and all claims under state or federal contract or tort law including but not limited to breach of contract, breach of a covenant of good faith and fair dealing or for any benefit. Employee certifies that, as of the date Employee signs this Agreement, Employee has reported all accidents, injuries or illnesses relating to or arising from Employee’s employment with Employer, and that all wages due and owing have been paid.

Employee acknowledges that Employer’s obligations under this Agreement, including but not limited to the Severance Benefits are contingent upon Employee timely executing, delivering, and not revoking this Agreement and the Additional Release.

EXHIBIT 10.2
2.Employee further agrees that Employee has not initiated and will not initiate any complaint, lawsuit or charge against Releasees seeking or accepting any personal recovery, compensation or personal relief with respect to any matter arising out of Employee’s employment with or termination from Employer. Employee further agrees that Employee will not voluntarily participate in any action, charge, claim or complaint initiated or pursued by any individual, partnership, corporation or any other entity against Releasees, except as required by court order, subpoena, or other judicial or administrative process, and will not seek or accept any personal recovery, compensation or personal relief for participation in or cooperation with any party investigating or adverse to Valley in any such matter. Employee specifically waives the right to become, and promises not to become, a member of any class in any case in which any claim is asserted against Releasees involving any event that occurred prior to Employee’s Separation Date.

Notwithstanding the above, nothing in this Agreement (i) limits or is intended to limit any claims that may not lawfully be released, waived or discharged by Employee, including any claims that could be brought on Employee’s behalf by any federal or state regulatory or enforcement agency or authority or Employee’s rights to vested benefits under any Employer- sponsored benefit plan, or (ii) shall prohibit claims or activities referenced under the whistleblower provisions of federal or state laws or regulations.

PART IV – MISCELLANEOUS

1.Employee shall make no negative statements to vendors, customers, or potential customers or do anything that derogates or disparages Employer, its services, reputation, officers, directors, employees, financial status, operations, or that damages Employer in any business relationship with vendors, customers, or potential customers. Additionally, Employee will not publicly name or describe Employer in any written medium for the purpose of pecuniary gain, except in applications to prospective employers. These are material provisions of this Agreement.

2.Employee agrees not to divulge the terms of this Agreement to anyone except Employee’s attorney, accountant, financial advisor or spouse, except as required by law. To the extent that Employee does divulge the terms of this Agreement to their spouse, accountant, financial advisor or attorney, Employee will advise them that they must not divulge the terms of this Agreement.

3.The parties agree that this Agreement constitutes the entire understanding of the parties regarding the subject matter hereof, supersedes all prior oral and written agreements with respect thereto and cannot be modified except by a writing signed by both parties; provided, however, that any restrictive covenants set forth in this Agreement (including those concerning noncompetition, nonsolicitation and nondisclosure of confidential information) shall be in addition to those otherwise applicable to Employee. Employee further acknowledges that the only consideration for signing this Agreement is as set forth in this Agreement; that the consideration received for executing this Agreement is greater than that to which Employee is otherwise entitled; that no other promise or agreements of any kind have been made to Employee by any person or entity whatsoever to cause them to sign this Agreement; and that except as specifically set forth herein, Employee is not entitled to additional payments under any Employer agreement (including Employee’s Change in Control Agreement dated as of March 23, 2015 or Revised Change in Control Agreement to be effective January 1, 2023, of which each is of no further force and effect), policy or plan (except benefits vested as of the Separation Date). For purposes of this Agreement, the term “affiliate” means an entity controlled by, controlling or under common control with Employer and the term “including” shall mean “including, without limitation.”

EXHIBIT 10.2
4.It is the intent of the parties that (a) the Separation Date also shall be the date of Employee’s “separation from service” (within the meaning given to such term under Treasury Regulation Section 1.409A-1(h), or in subsequent IRS guidance under Section 409A of the Internal Revenue Code of 1986, and its implementing regulations, all as amended (“Section 409A”)); (b) this Agreement and all payments and benefits payable hereunder either shall be exempt from, or made in full compliance with, Section 409A; and (c) this Agreement shall be interpreted in accordance therewith, and modified accordingly if necessary. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each installment or payment under this Agreement shall be treated as a separate payment of compensation. In each case where this Agreement provides for the payment of an amount that constitutes nonqualified deferred compensation under Section 409A to be made to Employee within a designated period (e.g., within thirty (30) days after the date of termination) and such period begins and ends in different calendar years, the payment of an amount shall not begin until the beginning of the second calendar year after the Separation Date. Notwithstanding anything else herein to the contrary, if any payment or benefit required hereunder cannot be provided or made at the time specified herein or pursuant to any specific terms provided herein, without incurring excise taxes or penalties under Section 409A, then such benefit or payment shall be provided at the earliest time thereafter when such excise taxes or penalties will not be imposed, or any such terms will be modified so that penalties will not be imposed.

Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A shall be made in accordance with the requirements of Section 409A, including, where applicable, the requirement that (w) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Agreement); (x) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (y) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (z) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding any other provision of this Agreement to the contrary, if Employee is considered a “specified employee” for purposes of Section 409A (as determined in accordance with the methodology established by Employer and its affiliates as in effect on the Separation Date), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A that is otherwise due to Employee under this Agreement during the six (6) month period immediately following Employee’s separation from service (as determined in accordance with Section 409A) on account of Employee’s separation from service shall be accumulated and paid to Employee on the first business day of the seventh month following Employee’s separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on Employee under Section 409A of the Code. If Employee dies during the postponement period, the amounts and entitlements delayed on account of Section 409A shall be paid to the personal representative of Employee’s estate on the first to occur of the Delayed Payment Date or thirty (30) calendar days after the date of Employee’s death.

5.Employee acknowledges that Employee understands and is competent to execute this Agreement, which includes a general release of Employee’s important rights and known and unknown claims; that before signing this Agreement, Employee was given reasonable and ample time of twenty-one (21) days after the Agreement Date in which to review and consider it (the “Review Period”); and Employee was encouraged by Employer to consult with Employee’s advisors, including an attorney and a tax accountant of Employee’s own choosing prior to signing this Agreement, and in fact Employee did so; and, that Employee is entering into this Agreement voluntarily and of Employee’s own free will. If Employee chooses to voluntarily execute this Agreement prior to the expiration of the

EXHIBIT 10.2
Review Period, then Employee acknowledges that Employee waives any claim based upon not waiting the full Review Period. Employee further understands and acknowledges that for a period of seven (7) days following the signing of this Agreement by Employee, Employee may revoke this Agreement. To be valid, any such revocation must be in writing, signed by Employee and delivered to Employer’s Chief People Officer at 1455 Valley Road, Wayne, NJ 07470 by 5:00 p.m. on or before the seventh (7th) day after Employee signs this Agreement. Otherwise, this Agreement when fully executed becomes effective following the expiration of the revocation period without Employee’s delivery of a valid revocation.

6.Employee acknowledges that Employee fully understands the meaning and intent of this Agreement, negotiated its terms and enters into it freely, voluntarily and without duress or coercion.

7.By this Agreement, the parties do not admit misconduct or violation of any federal or state law or regulation or any Employer policy or procedure. Rather, they seek to amicably resolve their separation. Accordingly, this Agreement shall not be admissible in any proceeding as evidence of any admission by Employee or Employer, except that the Agreement may be introduced in any proceeding to enforce the Agreement.
8.Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof is prohibited or held invalid, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the prohibition or invalidity shall not affect other provisions or applications and to this end the provisions of this Agreement are declared to be severable. However, if any portion of Part III is held to be illegal or unenforceable, Employee agrees to promptly execute a valid release in favor of Releasees.

9.This Agreement shall be construed under the applicable laws of the State of New Jersey, without regard to its conflict of laws principles, and shall not be interpreted strictly for or against any party. The parties hereby agree to submit to personal jurisdiction in New Jersey, and any dispute arising out of this Agreement shall be brought exclusively in either New Jersey State Court or the Federal District Court for the District of New Jersey.

(remainder of page intentionally left blank; signature page follows)

EXHIBIT 10.2

It is understood and agreed that this Agreement shall not be effective or enforceable against either party until the day after a period of seven (7) days following execution by Employee, and Employee may revoke this Agreement for any reason during this seven (7)- day period. It is further understood and agreed that no payments will be made to Employee hereunder if Employee revokes the Agreement during such revocation period.

VALLEY NATIONAL BANK

By:    _______________________________    Date:    ___________________
Yvonne Surowiec
Sr. EVP & Chief People Officer

By signing below, I acknowledge that I have carefully read this Agreement and understand and agree to all of its terms, including the waivers of rights and the full and final release of claims set forth above. I further acknowledge that I have voluntarily entered into this Agreement and agree to the separation of my employment effective on the Separation Date, that I have not relied upon any representation or statement, written or oral, other than those set forth in this Agreement, and that I have been advised that I can have this Agreement reviewed by my attorney. I acknowledge that I have been provided with twenty-one (21) days to consider this Agreement and seven (7) days to revoke my execution of this Agreement.

Agreed and accepted:

By:    _______________________________    Date:    ___________________
    Robert Bardusch

THIS IS A LEGAL AGREEMENT, RELEASE OF RIGHTS AND RELEASE OF KNOWN AND UNKNOWN CLAIMS AND COVENANT NOT TO SUE; READ CAREFULLY BEFORE SIGNING.
[Signature Page to Separation Agreement and General Release]

EXHIBIT 10.2
Exhibit A

(Form of)
ADDITIONAL RELEASE OF CLAIMS
This Additional Release of Claims (this “Release”) is made as of 1 April 2022 (the “Release Agreement Date”) between Valley National Bank (“Employer”) and Robert Bardusch (“Employee”).

WHEREAS, Employer and Employee have entered into Separation Agreement and General Release (the “Agreement”), dated as of 16 February 2022, pursuant to which Employee is entitled to receive certain additional compensation upon and following the Separation Date (capitalized terms used but not defined in this Release have the meanings ascribed to them in the Agreement);

WHEREAS, Employee’s receipt of the additional compensation under the Agreement is conditioned upon Employee signing and not revoking this Release, which the parties acknowledge is mutually agreeable; and

WHEREAS, Employee’s employment with and services to Employer have been terminated as of the Separation Date.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Employer and Employee, intending to be legally bound hereby, agree as follows:

1.Employee acknowledges full and complete satisfaction and irrevocably and unconditionally releases, remits, acquits and discharges Employer, its past and present parents, subsidiaries, affiliates, divisions, and their past and present agents, officers, directors, employees, attorneys, fiduciaries, shareholders, partners and each of its or their successors and assigns as well as any and all employee benefit plans maintained by them and the benefit plan administrators, committees, trustees and fiduciaries thereof (hereinafter referred to as “Releasees”) jointly, individually, and in their representative capacities from any and all claims, known or unknown, civil or criminal, vested or contingent, that Employee and Employee’s heirs, administrators, representatives, executors, successors or assigns have or may claim to have against Releasees through the date on which Employee signs this Release, and from any and all liability that Releasees have or may have to them, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, to the date of this Release, including but not limited to any claims under any severance plans maintained by Employer, any claims of harassment (other than sexual harassment) or discrimination (for example, on the basis of age, sex, race, handicap, disability, or national origin) under any federal, state or local law, rule or regulation, including but not limited to: the Americans with Disabilities Act, as amended; COBRA; the Employee Retirement Income Security Act of 1974, as amended; the Age Discrimination in Employment Act, as amended; the Older Workers Benefit Protection Act; the Reconstruction Era Civil Rights Act, as amended; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Equal Pay Act; the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964; the Sarbanes-Oxley Act of 2002; the Workers’ Adjustment and Retraining Notification Act; the Occupational Safety and Health Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act; Whistleblower Protection Statutes, 10 U.S.C. §2409, 12 U.S.C. §1831j, 31 U.S.C. §5328, 41 U.S.C. §265; the Uniformed Services Employment and Reemployment Rights Act; the New

EXHIBIT 10.2
Jersey Conscientious Employee Protection Act, NJ Stat Rev 34:19-1, et seq.; the New Jersey Workers Compensation Act, NJ Stat Rev 34:15-1, et seq.; the New Jersey Law Against Discrimination; the New Jersey Security and Financial Empowerment Act; the New Jersey Equal Pay Act; the New Jersey Wage and Hour Acts; the New Jersey Family Leave Act; New Jersey Sick Leave Act; the New Jersey Workers’ Compensation Act; the New Jersey Millville Dallas Airmotive Plant Loss Notification Act; any municipal sick leave laws; and waivable rights under the New Jersey Constitution, and/or any other federal, state or local statutes, laws, rules and regulations pertaining to employment, as well as any and all claims under state or federal contract or tort law including but not limited to breach of contract, breach of a covenant of good faith and fair dealing or for any benefit. Employee certifies that, as of the date Employee signs this Release, Employee has reported all accidents, injuries or illnesses relating to or arising from Employee’s employment with Employer, and that all wages due and owing have been paid.

Employee acknowledges that Employer’s obligations under the Agreement, including but not limited to the Severance Benefits, are contingent upon Employee timely executing, delivering, and not revoking this Release.

2.Employee further agrees that Employee has not initiated and will not initiate any complaint, lawsuit or charge against Releasees seeking or accepting any personal recovery, compensation or personal relief with respect to any matter arising out of Employee’s employment with or termination from Employer. Employee further agrees that Employee will not voluntarily cooperate with or participate in any action, charge, claim or complaint initiated or pursued by any individual, partnership, corporation or any other entity against Releasees, except as required by court order, subpoena, or other judicial or administrative process, and will not seek or accept any personal recovery, compensation or personal relief for participation in or cooperation with any party investigating or adverse to Valley in any such matter. Employee specifically waives the right to become, and promises not to become, a member of any class in any case in which any claim is asserted against Releasees involving any event that occurred prior to Employee’s Separation Date.

3.Notwithstanding the above, nothing in this Release (a) limits or is intended to limit any claims which may not lawfully be released, waived or discharged by Employee, including any claims that could be brought on Employee’s behalf by any federal or state regulatory or enforcement agency or authority or Employee’s rights to vested benefits under any Employer-sponsored benefit plan, or (b) shall prohibit claims or activities referenced under the whistleblower provisions of federal or state laws or regulations.

4.Notwithstanding any provisions of this Release (or any other agreement with or policy of Employer), nothing in this Release (or any other agreement with or policy of Employer) is intended to or shall prohibit Employee from initiating a claim or engaging in communications with, responding to any inquiry from, or otherwise providing information or documents to any federal or state regulatory or enforcement agency or authority regarding possible violations of federal or state laws or regulations, and in particular shall not prohibit claims or activities referenced under the whistleblower provisions of federal or state laws or regulations.

5.Employee acknowledges that Employee understands and is competent to execute this Release, which includes a general release of Employee’s important rights and known and unknown claims; that before signing this Release, Employee was given reasonable and ample time of twenty-one (21) days in which to review and consider it (the “Release Review Period”); and Employee was encouraged by Employer to consult with Employee’s advisors, including an attorney of Employee’s own choosing prior to signing this Release. If Employee chooses to voluntarily execute this Release prior to the expiration of the Release Review Period, then Employee acknowledges that Employee waives any claim

EXHIBIT 10.2
based upon not waiting the full Release Review Period. Employee further understands and acknowledges that for a period of seven (7) days following the signing of this Agreement by Employee, Employee may revoke this Release. To be valid, any such revocation must be in writing, signed by Employee and delivered to Employer’s Chief People Officer at 1455 Valley Road, Wayne, NJ 07470 by 5:00 p.m. on or before the seventh (7th) day after Employee signs this Release. Otherwise, this Release when fully executed becomes effective following the expiration of the revocation period without Employee’s delivery of a valid revocation.

6.Employee acknowledges that Employee fully understands the meaning and intent of this Release and enters into it freely, voluntarily and without duress or coercion.

7.To the extent not preempted by Federal law, this Release shall be governed by and construed in accordance with the governing law set forth in the Agreement, without giving effect to conflicts of laws.

(remainder of page intentionally left blank; signature page follows)

EXHIBIT 10.2
It is understood and agreed that this Release shall not be effective or enforceable against either party until the day after a period of seven (7) days following execution by Employee, and Employee may revoke this Release for any reason during this seven (7)-day period. It is further understood and agreed that no payments will be made to Employee under the Release if Employee revokes the Release during such revocation period.

VALLEY NATIONAL BANK

By:    _______________________________    Date:    ___________________
Yvonne Surowiec
Sr. EVP & Chief People Officer

By signing below, I acknowledge that I have carefully read this Release and understand and agree to all of its terms, including the waivers of rights and the full and final release of claims set forth above. I further acknowledge that I have voluntarily entered into this Release and agree to the separation of my employment effective on the Separation Date, that I have not relied upon any representation or statement, written or oral, other than those set forth in this Release, and that I have been advised that I can have this Release reviewed by my attorney. I acknowledge that I have been provided with twenty-one (21) days to consider this Release and seven (7) days to revoke my execution of this Release.

Agreed and accepted:

By:    _______________________________    Date:    ___________________
    Robert Bardusch

THIS IS A LEGAL AGREEMENT, RELEASE OF RIGHTS AND RELEASE OF KNOWN AND UNKNOWN CLAIMS AND COVENANT NOT TO SUE; READ CAREFULLY BEFORE SIGNING.

[Signature Page to Release]

EXHIBIT 10.2
Exhibit B

Eligible and Outstanding Equity Awards

Grant Date	Product ID	Award Type	Vesting Date	Shares Remaining to Vest (as of Separation Date)
2/11/2020	VLY16PSUP2	PSU	2/1/2023	24,954 *
2/11/2020	VLY16PSUP2	PSU	2/1/2023	18,484 *
2/11/2020	VLY16RSU1	RSU	2/1/2023	4,621
2/16/2021	VLY16PSUP2	PSU	2/1/2024	25,277 *
2/16/2021	VLY16PSUM2	PSU	2/1/2024	16,851 *
2/16/2021	VLY16RSU1	RSU	2/1/2023	4,681
2/16/2021	VLY16RSU1	RSU	2/1/2024	4,681

*    With respect to PSUs, share amounts are based on the target level of performance. Actual number of shares delivered will be calculated based on actual performance of the company against pre-established goals.